UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2026
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Precision BioSciences, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38841	20-4206017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St. Suite A-100
Durham, North Carolina		27701
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 919 314-5512
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000005 per share	DTIL	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On November 5, 2026, Precision BioSciences, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with TD Securities (USA) LLC and Guggenheim Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), in connection with the offering (the “Offering”), issuance and sale by the Company of 10,235,077 shares of its common stock, $0.000005 par value per share (the “Common Stock”), at a price of $7.75 per share and, in lieu of Common Stock to certain investors, pre-funded warrants to purchase up to 5,893,964 shares of its Common Stock at a price of $7.749995 per pre-funded warrant, which represents the per share offering price for the shares of Common Stock less the $0.000005 per share exercise price for each pre-funded warrant. The Company estimates the net proceeds from the Offering will be approximately $116.5 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company and excluding any proceeds the Company may receive upon exercise of the pre-funded warrants being sold in the Offering. The Company intends to use the net proceeds of the Offering to fund the continued research and development of PBGENE-HBV and PBGENE-DMD, and for working capital and general corporate purposes.
The shares of Common Stock and pre-funded warrants are being sold pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-292478). A prospectus supplement relating to the offer and sale of the Common Stock and pre-funded warrants has been filed with the Securities and Exchange Commission. The closing of the Offering is expected to occur on November 6, 2026, subject to customary closing conditions.
The pre-funded warrants are exercisable at any time after their original issuance and are subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and holders of the pre-funded warrants also are entitled to participate on an as-exercised basis with respect to the Company’s stockholders. In the event of a fundamental transaction, a holder of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants. The pre-funded warrants do not entitle the holders thereof to any voting rights or any of the other rights or privileges to which holders of Common Stock are entitled.
A holder of a pre-funded warrant will not be entitled to exercise any portion of such pre-funded warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) to exceed 4.99% (or, at the holder’s option upon issuance, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrant. A holder may, upon notice to the Company, increase or decrease such beneficial ownership limitation, provided that it in no event exceeds 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, and any increase will not be effective until the 61st day after such notice is delivered to the Company.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.
The foregoing descriptions of the Underwriting Agreement and the form of pre-funded warrant are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement and the form of pre-funded warrant, copies of which are filed, respectively, as Exhibit 1.1 and Exhibit 4.1 to this Current Report on Form 8-K and are incorporated by reference herein.
Latham & Watkins LLP, counsel to the Company, has issued an opinion regarding the validity of the shares of Common Stock, the shares of Common Stock issuable upon exercise of the pre-funded warrants and the pre-funded warrants offered and sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.
The Company issued a press release on November 5, 2026 announcing the pricing of the Offering, which press release is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits
The following exhibits relating to Item 8.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 5, 2026, among the Company and TD Securities (USA) LLC and Guggenheim Securities, LLC, as representatives of the several underwriters named therein

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press release of Precision BioSciences, Inc. dated November 5, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date:	November 6, 2026	By:	/s/ Naresh Tanna
Naresh Tanna Chief Financial Officer